Execution Version

AMENDMENT

TO

CUSTODIAN AGREEMENT

This Amendment to Custodian Agreement (the "Amendment") is made as of May 5, 2022, by and between Brown Brothers Harriman & Co., a limited partnership organized under the laws of the State of New York (the "Custodian"), and The Advisors' Inner Circle Fund III (the "Fund"), each acting respectively on its own behalf or through Brown Brothers Harriman & Co. or an affiliate entity of the respective Fund, as its general partner, managing member, investment advisor, managing member of a general partner, and/or similar capacity (the "Manager").

WHEREAS, the Custodian and the Fund entered into the Custodian Agreement, dated as of November 25, 2014 (as amended, modified, and/or supplemented from time to time) (the "Agreement");

WHEREAS, pursuant to section 12.2 of the Agreement, the parties wish to amend the Agreement in accordance with the terms and conditions set forth in this Amendment below;

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1.	Certain Definitions. Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

The Agreement is hereby amended by deleting the existing Schedule 1 and inserting in its place the updated Schedule 1 attached hereto.

3.	Miscellaneous.

(a) Except as specifically amended hereby, all of the terms and conditions of the Agreement are unaffected and shall continue to be in full force and effect and shall be binding upon the parties in accordance with their terms.

(b) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(c) This Amendment shall be construed in accordance with and be governed by the laws of the State of New York, without regard for the principles of conflict of laws thereof, and subject to the exclusive jurisdiction of the courts of the State of New York.

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Execution Version

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first set forth above.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Hugh Bolton
Name:	Hugh Bolton
Title:	Managing Director

THE ADVISORS' INNER CIRCLE FUND III

By:	/s/ Alexander F. Smith
Name:	Alexander F. Smith
Title:	Vice President & Assistant Secretary

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Execution Version

SCHEDULE I

TO

THE CUSTODIAN AGREEMENT BETWEEN THE ADVISORS' INNER CIRCLE FUND III

AND BROWN BROTHERS HARRIMAN & CO. DATED NOVEMBER 25, 2014

List of Funds as of May 5, 2022

Knights of Columbus Core Bond Fund
Knights of Columbus International Equity Fund
Knights of Columbus Large Cap Growth Fund
Knights of Columbus Large Cap Value Fund
Knights of Columbus Small Cap Fund
Knights of Columbus Limited Duration Fund
Knights of Columbus Real Estate Fund
Knights of Columbus Long/Short Equity Fund
Knights of Columbus U.S. All Cap Index Fund
MetLife Multi-Sector Fixed Income Fund (f/k/a Logan Circle Partners Multi-Sector Fund)
MetLife Core Plus Fund (f/k/a Logan Circle Partners Core Plus Fund)
PineBridge Dynamic Asset Allocation Fund
FS Chiron Capital Allocation Fund
Redwheel Global Emerging Equity Fund
GQG Partners Emerging Markets Equity Fund
Ninety-One Global Franchise Fund
FS Chiron SMID Opportunities Fund
Penn Mutual AM Strategic Income Fund (f/k/a Penn Mutual AM Unconstrained Bond Fund)
GQG Partners U.S. Select Quality Equity Fund
KBI Global Investors Aquarius Fund
Ninety-One Emerging Markets Equity Fund
Mesirow Financial High Yield Fund
Mesirow Financial Small Cap Value Sustainability Fund
Mesirow Financial Enhanced Core Plus Fund
Nicholas Partners Small Cap Growth Fund
GQG Partners Global Quality Equity Fund
Penn Mutual AM 1847 Income Fund
CCT Thematic Equity Fund
First Foundation Fixed Income Fund
First Foundation Total Return Fund
SouthernSun Small Cap Fund
SouthernSun U.S. Equity Fund
ARGA Emerging Markets Value Fund
ARGA International Value Fund
Legal & General Long Duration U.S. Credit Fund
GQG Partners International Quality Dividend Income Fund
GQG Partners US Quality Dividend Income Fund
GQG Partners Global Quality Dividend Income Fund
Ninety One Global Environment Fund
Ninety One International Franchise Fund
FS Multi-Strategy Alternatives Fund

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Execution Version

FS Managed Futures Fund
FS Chiron Real Asset Fund
Legal & General Global Developed Equity Index Fund
Legal & General Cash Flow Matched Bond Fund
Legal & General U.S. Credit Fund
Legal & General Retirement Income 2040 Fund
Legal & General Long Life Fund
Barrow Hanley Emerging Markets Value Fund
Barrow Hanley International Value Fund
Barrow Hanley Concentrated Emerging Markets ESG Opportunities Fund
Barrow Hanley Total Return Bond Fund
Barrow Hanley Credit Opportunities Fund
Barrow Hanley Floating Rate Fund
Barrow Hanley US Value Opportunities Fund

List of Funds Added by Joinder (and their respective Series)

As of May 5, 2022

CFC Fund	Series of AIC III
Chiron Capital Allocation Fund Ltd.	FS Chiron Capital Allocation Fund
FS Alternatives Fund (Cayman)	FS Multi-Strategy Alternatives Fund
FS Managed Futures Fund (Cayman)	FS Managed Futures Fund
FS Real Asset Fund (Cayman)	FS Chiron Real Asset Fund

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